Exhibit 1(c)


GREEN MOUNTAIN POWER CORPORATION
Unsecured Notes Due Not Less Than
9 Months from Date of Issue


DISTRIBUTION AGREEMENT



[  DATE  ]








Dear Sirs:

     Green Mountain Power Corporation, a Vermont corporation (the "Company"), confirms its agreement with _________________ (herein referred to as the "Agent") with respect to the issue and sale by the Company of its Unsecured Notes described herein (the "Notes"). The Notes are to be issued under an Indenture, dated as of __________, 1995, between the Company and the Bank of New York, as Trustee (the "Trustee") (said Indenture, as it may be supplemented and amended, being hereinafter referred to as the "Indenture"). As of the date hereof, the Company has authorized the issuance and sale of up to $000,000,000 aggregate principal amount of Notes through or to the Agent pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold through or to the Agent pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

     This Agreement provides both for the sale of Notes by the Company directly to purchasers, in which case the Agent will act as the agent of the Company in soliciting Note purchases, and (as may from time to time be agreed to by the Company and the Agent) to the Agent as principal for resale to purchasers.

     The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 33-59383) for the registration of equity and debt securities, including the Notes, under the Securities Act of 1933 (the "1933 Act") and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, and any prospectus supplements relating to the Notes, including all documents incorporated therein by reference pursuant to Item 12 of Form S-3 under the 1933 Act (the "Incorporated Documents"), as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934 (the "1934 Act") or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agent by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

SECTION 1.  Appointment as Agent.

     (a) Appointment of Agent. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby appoints the Agent as its agent for the purpose of soliciting purchases of the Notes from the Company by others and agrees that, except as otherwise contemplated herein, whenever the Company determines to sell Notes directly to the Agent as principal for resale to others, it will enter into a Terms Agreement (hereafter defined) relating to such sale in accordance with the provisions of Section 3(b) hereof. The Agent is authorized to appoint sub-agents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes. The Company agrees that, during the period the Agent is acting as the Company's agent hereunder, the Company will not contact or solicit potential investors introduced to it by the Agent to purchase the Notes. The Company may appoint, upon 10 days prior written notice to the Agent, additional persons to serve as agent hereunder, but only if each such additional person agrees to be bound by all of the terms of this Agreement to the same extent as the Agent.

     (b) Reasonable Efforts Solicitations; Right to Reject Offers. Upon receipt of instructions from the Company, the Agent will use its reasonable efforts to solicit purchases of such principal amount of the Notes as the Company and such Agent shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Notes registered pursuant to the Registration Statement. The Agent will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of Notes for sale under the Registration Statement. The Agent will communicate to the Company, orally or in writing, each offer to purchase Notes, other than those offers rejected by such Agent. The Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part. The Agent will confirm in writing any offer accepted by the Company in accordance with the Procedures established pursuant to Section 3(c) hereof.

     (c) Solicitations as Agent; Purchases as Principal. In soliciting purchases of the Notes on behalf of the Company, the Agent shall act solely as agent for the Company and not as principal. The Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. The Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason, other than the gross negligence or wilful misconduct of the Agent. The Agent shall not have any obligation to purchase Notes from the Company as principal, but the Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by the Agent as principal shall be made pursuant to a Terms Agreement in accordance with Section 3(b) hereof.

     (d) Reliance. The Company and the Agent agree that any Notes the placement of which the Agent arranges shall be placed by the Agent, and any Notes purchased by the Agent shall be purchased by the Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.  Representations and Warranties.

     (a) The Company represents and warrants to the Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through the Agent as agent or to the Agent as principal), as of the date of each delivery of Notes (whether through the Agent as agent or to the Agent as principal) (the date of each such delivery to the Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement setting forth the price or prices, interest rate or rates, redemption or repayment provisions and other terms of a particular Note or Notes or relating solely to equity securities) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement, unless the Agent shall otherwise specify) (each of the times referenced above being referred to herein as a "Representation Date") as follows:

     (i) Due Incorporation and Qualification. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Vermont, and has the corporate power and authority to own the property and to conduct the business which it now owns and conducts, and neither the character of the properties owned by it nor the nature of the business it transacts makes necessary its licensing or qualification as a foreign corporation in any state or jurisdiction other than Maine and Massachusetts.

     (ii) Subsidiaries. Each of Green Mountain Propane Gas Company and Mountain Energy, Inc. (collectively, the "Subsidiaries") is a wholly-owned subsidiary of the Company and is a corporation duly organized and validly existing in good standing in the jurisdiction of its incorporation and has the corporate power and authority to own the property and to conduct the business which it now owns and conducts.

     (iii) Registration Statement and Prospectus. At the time the Registration Statement became effective, the Registration Statement complied, and as of the applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder. The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not, and as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus.

     (iv) Incorporated Documents. The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder (the "1934 Act Regulations"), any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

     (v) Accountants. The accountants, Arthur Andersen LLP, who have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

     (vi) Financial Statements. The financial statements, together with their related notes, included or incorporated by reference in the Registration Statement and the Prospectus, present fairly the consolidated financial position and results of operations of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein.

     (vii) Authorization and Validity of this Agreement, the Indenture and the Notes. This Agreement has been duly authorized and, upon execution and delivery by the Agent, will be a valid and binding agreement of the Company, subject, however, to applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity (regardless of whether the Agreement is considered in a proceeding at law or in equity); the Indenture has been duly authorized and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity (regardless of whether the Indenture is considered in a proceeding at law or in equity); the Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus or pursuant to any Terms Agreement, the Notes will constitute legal, valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding at law or in equity); the Notes and the Indenture will conform in all material respects to all statements relating thereto contained in the Prospectus; and the Notes will be entitled to the benefits of the Indenture.

     (viii) Material Changes or Material Transactions. Except as disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus, neither the Company nor either of the Subsidiaries has incurred or will have incurred any material liability or obligation, direct or contingent, or has entered into any material transaction, not in the ordinary course of business, in either case which has resulted in a material adverse change in the condition (financial or other), net worth or results of operations of the Company and the Subsidiaries taken as a whole and there has not been any material change in the capital stock or long-term debt of the Company.

     (ix) Legal Proceedings; Contracts. Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding, to which the Company or either of the Subsidiaries is a party, before or by any court or governmental agency or body, which might result in any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of the Company and the Subsidiaries taken as a whole, or might materially and adversely affect the properties or assets of the Company and the Subsidiaries taken as a whole; and there are no contracts or documents of the Company which would be required to be filed as exhibits to the Registration Statement or by the 1933 Act Regulations which have not been so filed.

     (x) No Conflict. The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or any of its property is bound, or of the Articles of Association or by-laws of the Company, or any order, rule or regulation applicable to the Company or any of its property of any court or other governmental body.

     (xi) Franchises, Permits, Easements and Consents. Each of the Company and the Subsidiaries owns or possesses all franchises, permits, patents, trademarks, service marks, trade names, copyrights, licenses and authorizations, and all other operating rights, consents, authorizations and orders (collectively, "Franchises"), and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted; all of such Franchises are valid and subsisting and contain no unduly burdensome restriction, condition or limitation; and neither the Company nor either of the Subsidiaries is in default in any material respect in respect thereof.

     (xii) Public Utility Holding Company Act. The Company has timely filed in good faith with the SEC exemption statements under
Section 3(a)(2) of the Public Utility Holding Company Act of 1935 and the SEC has not acted to terminate the exemption from such Act thereby obtained.

     (xiii) Governmental Consent. No consent, approval or authorization of, or declaration or filing with, any governmental authority is required for the valid execution and delivery of this Agreement or the Indenture or the valid offer, issue, sale and delivery of the Notes pursuant to this Agreement and the Indenture except the issue of an order by the Public Service Board of the State of Vermont (the "Board") consenting to the issuance and sale of the Notes. An order in Docket No. 5820, dated ___________ (the "Order"), consenting to the issuance and sale of the Notes has been issued by the Board, the Company has delivered to you complete and correct copies of such order and all supplements, amendments or other filings to or with the Order, the Order is in full force and effect, no proceeding has been instituted to review, suspend, limit, restrict or revoke the Order and the Company has provided you with a copy of a letter by the Department of Public Service of the State of Vermont (the "VDPS") waiving the right of the VDPS to institute any such proceeding.

     (b) Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to the Agent or to counsel for the Agent in connection with an offering of Notes or the sale of Notes to the Agent as principal shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

SECTION 3.  Solicitations as Agent; Purchases as Principal.

     (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Agent agrees, as the agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus.

     The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Agent, as agent, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, such Agent will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

     The Company agrees to pay the Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto. The Agent may reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes.

     The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and the Agent and set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in such supplement to the Prospectus, the Notes will be issued in denominations of $1,000 and integral multiples thereof. All Notes sold through the Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

     (b) Purchases as Principal. Each sale of Notes to the Agent as principal shall be made in accordance with the terms contained herein and (unless the Company and such Agent shall otherwise agree) pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent. Each such separate agreement (which may be an oral agreement, which shall be confirmed in writing as soon as reasonably practicable thereafter) between such Agent and the Company is herein referred to as a "Terms Agreement". Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms Agreement between the Company and the Agent. Each such Terms Agreement shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. The Agent's commitment to purchase Notes as principal pursuant to any Terms Agreement or otherwise shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by the Agent pursuant thereto, the price to be paid to the Company for such Notes (which, if not so specified in a Terms Agreement, shall be at a discount equivalent to the applicable commission set forth in Schedule A hereto), the time and place of delivery of and payment for such Notes, any provisions relating to rights of, and default by purchasers acting together with the Agent in the reoffering of the Notes, and such other provisions (including further terms of the Notes) as may be mutually agreed upon. The Agent may utilize a selling or dealer group in connection with the resale of the Notes purchased. Such Terms Agreement shall also specify the requirements for the officers' certificate, opinions of counsel and comfort letter pursuant to Sections 7(b), 7(c) and 7(d) hereof and the stand-off agreement pursuant to Section 4(k) hereof.

     (c) Administrative Procedures. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agent and the Company (the "Procedures"). The Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4.	Covenants of the Company.

     The Company covenants with the Agent as follows:

     (a) Notice of Certain Events. The Company will notify the Agent immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the SEC for filing of any supplement to the Prospectus or any Incorporated Document, (iii) of the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Notice of Certain Proposed Filings. The Company will give the Agent notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Agent with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such amendment or supplement or other documents in a form to which the Agent or counsel for the Agent shall reasonably object.

     (c) Copies of the Registration Statement and the Prospectus. The Company will furnish to the Agent, without charge (i) two signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as the Agent reasonably may request, and (iii) two copies of the Incorporated Documents and the exhibits to the Incorporated Documents.

     (d) Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold through or to the Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by such Agent and will file such Pricing Supplement pursuant to Rule 424(b) under the 1933 Act as required for the transaction.

     (e) Revisions of Prospectus -- Material Changes. Except as otherwise provided in subsection (l) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agent or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agent to cease the solicitation of offers to purchase the Notes in the Agent's capacity as agent and to cease sales of any Notes the Agent may then own as principal pursuant to a Terms Agreement, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

     (f) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (l) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agent.

     (g) Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (l) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

     (h) Earnings Statements. The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act.

     (i) Blue Sky Qualifications. The Company will cooperate with the Agent and with counsel for the Agent in connection with the registration or qualification of the Notes for offering and sale by dealers under the securities or Blue Sky laws of such jurisdictions as the Agent may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to file any consent to service of process or to submit to any requirements which it deems unduly burdensome.

     (j) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

     (k) Stand-Off Agreement. If required pursuant to the terms of a Terms Agreement, between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the Agent's prior consent, which consent shall not be unreasonably withheld, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Notes that are to be sold pursuant to such Terms Agreement, short-term debt incurred under the Company's lines of credit or revolving credit arrangements and commercial paper in the ordinary course of business).

     (l) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (e), (f) or (g) of this Section or Section 7 during any period from the time (i) the Agent shall have suspended solicitation of purchases of the Notes in their capacity as agent pursuant to a request from the Company and (ii) the Agent shall not then hold any Notes as principal purchased pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with the Agent.

     (m) Condition to Agency Transactions. Any person who has agreed to purchase Notes as the result of an offer to purchase solicited by the Agent shall have the right to refuse to purchase and pay for such Notes if, on the related settlement date fixed pursuant to the Procedures, (i) there has been, since the date on which such person agreed to purchase the Notes (the "Trade Date"), or since the respective dates as of which information is given in the Registration Statement, any material change in the capital stock, short-term debt or long-term debt of the Company, or any material adverse change in the condition (financial or other), net worth or results of operations of the Company and the Subsidiaries taken as a whole, or (ii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions the effect of which is such as to make it, in the judgment of such person, impracticable or inadvisable to purchase the Notes, or (iii) if trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or if a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York authorities, or (iv) the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the Trade Date shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company.

SECTION 5.  Conditions of Obligations.

     The obligations of the Agent as agent to solicit offers to purchase the Notes of the Company, the obligations of any purchasers of the Notes sold through the Agent as agent, and any obligation of the Agent to purchase Notes pursuant to a Terms Agreement or otherwise will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

     (a) Legal Opinions. On the date hereof, the Agent shall have received the following legal opinions, dated as of the date hereof, addressed to the Agent and in form and substance satisfactory to the
Agent:

     (1) Opinion of Company Special Counsel. The opinion of Hunton & Williams, Special Counsel to the Company, to the effect that:

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Vermont, and has all corporate power and authority necessary to own its properties and carry on the business which it is presently conducting as described in the Registration Statement.

	     (ii) The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration
Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act; the Indenture has been qualified under the 1939 Act;
any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b); the Registration
Statement and the Prospectus and any amendment or supplement thereto comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations
(except that such counsel need express no opinion as to the financial statements and other financial and statistical data contained therein); each of the Incorporated Documents comply as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations of the SEC thereunder
(except that such counsel need express no opinion as to the financial statements and other financial and statistical data contained therein); and the statements set forth in the Company's Annual Report of Form 10-K for the year ended December
31, 1994 with respect to the Public Utility Holding Company Act of 1935 under "State and Federal Regulation", as to matters of law and legal conclusions, are true and correct.

	     (iii) They do not know of any legal or governmental proceedings pending or threatened to which the Company is a party, or of which property of the Company is the subject, of a character required to be disclosed in the Registration Statement which are not disclosed and properly described therein; and they do not know of any contracts or other documents of a character required to be filed as exhibits to the Registration Statement which are not so filed, or any contracts or other documents of a character required to be disclosed in the Registration Statement which are not disclosed and properly summarized therein.

     (iv) This Agreement has been duly authorized, executed and delivered by the Company; and the performance of this Agreement and the Supplemental Indenture and the consummation of the transactions herein and therein contemplated will not result in a breach of any of the terms or provisions of, or constitute a default under, the Articles of Association or by-laws of the Company, or any indenture, mortgage, deed of trust or other agreement or instrument known to such counsel to which the Company is a party or by which it or its properties may be bound or affected.

     (v) The Indenture has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company. The Indenture constitutes a legal, valid and binding instrument, enforceable in accordance with its terms, except as the enforceability thereof may be limited as set forth in paragraph (vi) below.

     (vi) The Notes have been duly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus or pursuant to any Terms Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). The Notes will be entitled to the benefits of the Indenture.

     (vii) The Indenture and the Notes conform to the statements concerning them in the Registration Statement and the Prospectus.

     (viii) No consent, approval or authorization of, or declaration or filing with, any governmental authority is required for the valid execution and delivery of this Agreement or the Indenture or the valid offer, issue, sale and delivery of the Notes pursuant to this Agreement and the Indenture except the issue of an order by the Board consenting to the issuance and sale of the Notes.

     (2)  Opinion of Company General Counsel.  The opinion of Peter
H. Zamore, General Counsel of the Company, covering the matters referred to in subparagraph (1) under the subheadings (iii) to (vii), inclusive, and to the further effect:

     (i) Each of the Company, Green Mountain Propane Gas Company and Mountain Energy, Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Vermont, and has all corporate and other power and authority necessary to own its properties and carry on the business which it is presently conducting as described in the Registration Statement.

     (ii) The statements set forth in the Prospectus under "Description of the Notes", as to matters of law and legal conclusions governed by Vermont law, are true and correct.

     (iii) The statements set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 under "State and Federal Regulation" (other than statements made with respect to the Public Utility Holding Company Act of 1935), under "Recent Rate Developments" and under "Legal Proceedings", as to matters of law and legal conclusions, are true and correct.

     (iv) No consent, approval or authorization of, or declaration or filing with, any governmental authority is required for the valid execution and delivery of this Agreement or the Indenture or the valid offer, issue, sale and delivery of the Notes pursuant to this Agreement and Indenture except the issue of an order by the Board consenting to the issuance and sale of the Notes. Such order has been issued by such Board, such order is in full force and effect and no proceeding has been instituted to review, suspend, limit, restrict or revoke such order.

     (3) Opinion of Counsel to the Agent. The opinion of Reid & Priest LLP, Counsel to the Agent, covering the matters referred to in subparagraph (1) under the subheadings (ii), (iv)(as to the first clause thereof), (vi) and (vii) above and such other related matters as the Agent may request.

     (4)  In giving their respective opinions required by subsection
(a)(1), (a)(2) and (a)(3) of this Section, Counsel shall each additionally state that nothing has come to his or their attention that would lead him or them to believe that the Registration Statement, at the time it became effective, and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, and at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 3(b) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains or contained an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 3(b) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus or any Incorporated Document).

     (5) As to matters of Vermont law, Hunton & Williams and Reid & Priest LLP may rely upon the opinion of Peter H. Zamore, Esq.

     (b) Officers' Certificate. At the date hereof the Agent shall have received a certificate or certificates, of the Chairman of the Board or the President or the Executive Vice President and the Vice President, Chief Financial Officer and Treasurer, or the Secretary of the Company to the effect that, to the best of their knowledge, based on a reasonable investigation:

     (i) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for the purpose have been instituted or are pending or contemplated under the Act;

     (ii) Neither the Registration Statement nor the Prospectus, as the same may have been amended or supplemented, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and, since the effective date of the Registration Statement there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth;

     (iii) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company or either of the Subsidiaries has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction, not in the ordinary course of business, in either case which has resulted in a material adverse change in the condition (financial or other) or results of operations of the Company and the Subsidiaries taken as a whole and there has not been any material change in the capital stock or long-term debt of the Company;

     (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any loss or damage to its properties which (considering them as a whole) is material, whether or not insured; and

     (v) The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the date of such certificate; and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such certificate.

     (c) Comfort Letter. On the date hereof, the Agent shall have received a letter from Arthur Andersen LLP dated as of the date hereof and in form and substance satisfactory to the Agent, to the effect that:
          (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

     (ii) In their opinion, the consolidated financial statements and supporting schedules of the Company and its subsidiaries examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations.

     (iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim consolidated financial statements of the Company and its indicated subsidiaries, a reading of the minute books of the Company and such subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company and such subsidiaries responsible for financial and accounting matters with respect to the unaudited consolidated financial statements included in the Registration Statement and Prospectus and the latest available interim unaudited consolidated financial statements of the Company and its subsidiaries, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the unaudited consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or were not fairly presented in conformity with generally accepted accounting principles in the United States applied on a basis substantially consistent with that of the audited consolidated financial statements included therein, or
(B) at a specified date not more than five days prior to the date of such letter, there was any change in the consolidated capital stock or any increase in consolidated long-term debt of the Company and its subsidiaries or any decrease in the consolidated net assets of the Company and its subsidiaries, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company and its subsidiaries included in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or net income of the Company and its subsidiaries, except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Agent and the Company.

     (iv) In addition to the examination referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clause
(iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

     (d) Other Documents. On the date hereof and on each Settlement Date with respect to any applicable Terms Agreement, Counsel to the Agent shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such Counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agent and to Counsel to the Agent.

     If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the Agent, any applicable Terms Agreement) may be terminated by the Agent by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in
Section 4(h) hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning payment of expenses under Section 10 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 11 hereof and the provisions set forth in Section 15 hereof shall remain in effect.

SECTION 6. Delivery of and Payment for Notes Sold through the Agent.

     Delivery of Notes sold through the Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Agent shall promptly notify the Company and deliver the Note to the Company, and, if the Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to the Agent. If such failure occurred for any reason other than default by the Agent in the performance of its obligations hereunder, the Company will reimburse the Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION 7.  Additional Covenants of the Company.

     The Company covenants and agrees with the Agent that:

     (a) Reaffirmation of Representations and Warranties. Each acceptance by the Company of an offer for the purchase of Notes, and each delivery of Notes to the applicable Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to the Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

     (b) Subsequent Delivery of Certificates. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement setting forth the price or prices, interest rate or rates, redemption or repayment provisions and other terms of a particular Note or Notes, and, unless the Agent shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes or an offering of equity securities) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement, unless the Agent shall otherwise specify) or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to the Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to the Agent forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of delivery of Notes pursuant to a Terms Agreement, as the case may be, in form reasonably satisfactory to the Agent to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which was last furnished to the Agent is true and correct in all material respects at the time of such amendment, supplement, filing or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

     (c) Subsequent Delivery of Legal Opinions. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement setting forth the price or prices, interest rate or rates, redemption or repayment provisions and other terms of a particular Note or Notes or solely for the inclusion of additional financial information, and, unless the Agent shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes or an offering of equity securities) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K or Quarterly Report on Form 10-Q, unless the Agent shall otherwise specify), or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to the Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Agent and to Counsel to the Agent the written opinions of Counsel to the Company referred to in Sections 5(a)(1) and (2) hereof, or other counsel reasonably satisfactory to the Agent dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of delivery of Notes pursuant to a Terms Agreement, as the case may be, in form and substance reasonably satisfactory to the Agent, of the same tenor as the opinions referred to in Section 5(a)(1) and (2) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinion, Counsel last furnishing such opinions to the Agent shall furnish the Agent with letters to the effect that the Agent may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

     (d) Subsequent Delivery of Comfort Letters. Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the SEC any document incorporated by reference into the Prospectus which contains additional financial information or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to the agent pursuant to a Terms Agreement, the Company shall cause Arthur Andersen LLP forthwith to furnish the Agent a letter, dated the date of the effectiveness of such amendment or supplement or the date of the filing of such document with the SEC , or the date of such sale, as the case may be, in form satisfactory to the Agent, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said
Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Arthur Andersen L.L.P. may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agent, such letter should cover such other information.

SECTION 8.  Indemnification.

     (a) The Company agrees to indemnify and hold harmless the Agent and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Agent furnished in writing to the Company by the Agent expressly for use in connection therewith.

     (b) If any action, suit or proceeding shall be brought against the Agent or any person controlling the Agent in respect of which indemnity may be sought against the Company, the Agent or such controlling person shall promptly notify the Company and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The Agent or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Agent or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Agent or such controlling person and the Company and the Agent or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Agent and such controlling persons not having actual or potential differing interests among themselves, which firm shall be designated in writing by the Agent, and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless the Agent, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

     (c) The Agent agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity from the Company to the Agent, but only with respect to information relating to the Agent furnished in writing by or on behalf of the Agent expressly for use in the Registration Statement, the Prospectus or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Agent pursuant to this paragraph (c), the Agent shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof the Agent shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Agent's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Agent by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Agent may otherwise have.

SECTION 9.  Contribution; General.

     (a) If the indemnification provided for in Section 8 is unavailable to an indemnified party under paragraphs (a) or (c) thereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses
(i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other hand from the offering of the Notes, as well as other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be determined by reference to, among other things, the total net proceeds from the offering (before deducting expenses) received by the Company and the total commissions received by the Agent, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Agent on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (b) The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (a) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (a) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 9, the Agent shall not be required to contribute any amount in excess of the amount by which the total price of the Notes sold through it exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (c) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     (d) All representations and warranties of the Company contained herein and in the certificate or certificates delivered pursuant to
Section 5 and the indemnity agreements contained in Section 8 and this
Section 9 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or controlling person, or by or on behalf of the Company or any officer, director or controlling person, or of any termination of this Agreement, and shall survive delivery of and payment for the Notes.

SECTION 10.  Payment of Expenses.

     The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

     (a) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

     (b)  The cost of reproducing this Agreement;

     (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

     (d) The fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel and of the calculation agent, if any;

     (e) The reasonable fees and disbursements of counsel to the Agent incurred from time to time in connection with the transactions contemplated hereby;

     (f) The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agent in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

     (g) The printing and delivery to the Agent in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agent of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

     (h) The preparation, printing, reproducing and delivery to the Agent of copies of the Indenture and all supplements and amendments thereto;

     (i) Any fees charged by rating agencies for the rating of the Notes;

     (j) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

     (k) Any advertising and other out-of-pocket expenses of the Agent incurred with the prior written approval of the Company;

     (l) The cost of preparing, and providing any CUSIP or other identification numbers for, the Notes;

     (m) The fees and expenses of any depositary and any nominees thereof in connection with the Notes; and

     (n) The fees and expenses, if any, incurred in connection with any filing with or approval by the VPSB in connection with the issuance of the Note.

SECTION 11.  Representations, Warranties and Agreements to Survive
Delivery.

     All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or any controlling person of the Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 12.  Termination.

     (a) Termination of this Agreement. This Agreement (excluding any Terms Agreement) may be terminated for any reason, at any time by either the Company or the Agent upon the giving of 10 days' written notice of such termination to the other party hereto.

     (b) Termination of a Terms Agreement. The Agent may terminate any Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto if (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities, (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Agent, impracticable or inadvisable to commence or continue the offering of the Notes at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Notes or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any applicable Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company.

     (c) General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Agent shall be entitled to any commission earned in accordance with the third paragraph of Section 3(a) hereof, (ii) if at the time of termination
(a) the Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(h) hereof, the provisions of
Section 5 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11 and 15 hereof shall remain in effect.

SECTION 13.  Notices.

     Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

     If to the Company:

          Green Mountain Power Corporation
          25 Green Mountain Drive
          P.O. Box 850
          South Burlington, Vermont   05402-0850
          Attention: Christopher Dutton, Chief Financial Officer

     If to the Agent:







or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14.  Governing Law.

     This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in the State of New York.

SECTION 15.  Parties.

     This Agreement shall inure to the benefit of and be binding upon the Agent and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

     If the foregoing is in accordance with the Agent's understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agent and the Company in accordance with its terms.

                               Very truly yours,

                               GREEN MOUNTAIN POWER CORPORATION


                               By:
                               Name:
                               Title:

Accepted:

NAME OF AGENT


By: ________________________________
Name:
Title:




EXHIBIT A


     The following terms, if applicable, shall be agreed to by the applicable Agent and the Company pursuant to each Terms Agreement:

     Principal Amount: $_______
            (or principal amount of foreign currency)
Interest Rate:
If Fixed Rate Note, Interest Rate:

If Floating Rate Note:
   Interest Rate Basis:
Initial Interest Rate:
Initial Interest Reset Date:
Spread or Spread Multiplier, if any:
Interest Rate Reset Month(s):
Interest Payment Month(s):
Index Maturity:
Maximum Interest Rate, if any:
Minimum Interest Rate, if any:
Interest Rate Reset Period:
Interest Payment Period:
Interest Payment Date:
Calculation Agent:

If Redeemable:

Initial Redemption Date:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction:

     If Repayable at the Option of the Holder:

                     Repayment Date(s):
                     Repayment Price(s):
                     Repayment Notice Period(s):

Date of Maturity:
Purchase Price:  ___%
Settlement Date and Time:
          Stand-off Period (if any):
Additional Terms:

Also, agreement as to whether the following will be required:

           Officer's Certificate pursuant to Section 7(b)
             of the Distribution Agreement.
          Legal Opinion pursuant to Section 7(c)of the
             Distribution Agreement.
          Comfort Letter pursuant to Section 7(d) of the
            Distribution Agreement.
          Stand-off Agreement pursuant to Section 4(k) of the Distribution Agreement.

SCHEDULE A

     As compensation for the services of the Agent hereunder, the Company shall pay the Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

         PERCENT OF
     MATURITY RANGES                    PRINCIPAL AMOUNT

From 9 months but less than 1 year               .125%

From 1 year but less than 18 months              .150

From 18 months but less than 2 years             .200

From 2 years but less than 3 years               .250

From 3 years but less than 4 years               .350

From 4 years but less than 5 years               .450

From 5 years but less than 6 years               .500

From 6 years but less than 7 years               .550

From 7 years but less than 10 years              .600

From 10 years but less than 15 years             .625

From 15 years but less than 20 years             .700

From 20 years to and including 30 years          .750

greater than 30 years                              *

* Commission on Notes with maturities of 30 years or more shall be agreed to by the Company and the applicable Agent at the time of such transaction.